Exhibit 10.17

oscar

Mulberry Management Corporation

75 Varick St, 5th floor

New York, NY 10013

June 26, 2019

Meghan Joyce

####

Dear Meghan:

Mulberry Management Corporation (“Oscar” or the “Company”) is pleased to offer you employment on the following terms:

1.

Position. Your title will be EVP, Chief Operating Officer, and you will report to the Company’s CEO. This is a full-time position beginning on September 9, 2019 (the actual date you commence full-time employment, the “Start Date”), based in New York. In addition, prior to the commencement of your tenure as EVP, Chief Operating Officer, you agree to be reasonably available, consistent with your other obligations, for limited consulting services with the Company, from the date you execute this Agreement until your Start Date (“the Consulting Period”).

2.

Conflicts. From your Start Date forward, while you render services to the Company, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with the Company. By signing this letter agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company, and that you are willing to and able to assist the Company in complying with applicable regulatory requirements arising from your hiring and employment, including the completion of biographical affidavits. We are aware that you have certain consulting obligations to Uber and we have agreed that this poses no conflict that would prohibit you from serving as an Oscar officer, provided, however, that such obligations do not render you unable to fully perform your job duties.

3.

Cash Compensation. Beginning with your Start Date, the Company will pay you a starting salary at the rate of $600,000 per year, payable in accordance with the Company’s standard payroll schedule. This salary will be subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time.

4.

Corporate Housing. As part of your need to have housing in New York the Company will pay you a one-time bonus of $120,000 (the “Relocation Bonus”) payable on September 9, 2019, to be used for relocation costs. If, within six months of your start date, you voluntarily terminate your employment (unless your departure constitutes a Resignation for Good Reason, as defined herein) or are terminated for Cause, you will be required to pay back the Company for the Relocation Bonus. In addition, the Company will provide a one-time reimbursement of up to $10,000 for out-of-pocket expenses you incur for executive coaching services.

5.

Employee Benefits. Upon your Start Date, as a regular employee of the Company, you will be eligible to participate in a number of Company-sponsored benefits. In addition, you will be entitled to paid vacation in accordance with the Company’s vacation policy, as in effect from time to time.

6.

Stock Options. Subject to the approval of the Board of Directors of Oscar’s parent, Mulberry Health Inc. (“Mulberry”) or its Compensation Committee, with such approval not to be unreasonably withheld, you will be granted an option to purchase 4,500,000 shares of Mulberry’s Common Stock (the “Option”). In consideration of your availability to the Company during the Consulting Period as set forth above, the Option will be granted within 30 days after the start of that Consulting Period. The exercise price per share of the Option will be the fair market value of the Option as determined by the Board of Directors or its Compensation Committee when the Option is granted. The Option will be subject to the terms and conditions applicable to options granted under Mulberry’s 2012 Stock Plan (the “Plan”), as described in the Plan and the applicable Stock Option Agreement. Subject to Section 7(d), you will vest in 25% of the Option shares after 12 months of continuous service beginning on the Start Date, and the balance will vest in equal monthly installments over the next 36 months of continuous service, as described in the applicable Stock Option Agreement. For the avoidance of doubt, Upon a Change of Control and upon (i) an Involuntary Termination or (ii) a Resignation for Good Reason (all as such terms are defined below), if such events occur within one year after a Change of Control (as defined herein), One-Hundred Percent (100%) of the Option will vest, as described in the applicable Stock Option Agreement. You and the Company hereby agree to make such conforming changes to the form of Stock Option Agreement as required to make the Stock Option Agreement consistent with the vesting provisions of this Agreement.

7.

Performance Bonus: In addition, if your employment at Oscar begins between January 1 and September 30, you will be eligible to receive a discretionary performance bonus of up to 30% of your annual salary based upon you and the Company satisfactorily reaching various goals that are established for the calendar year in which your employment begins (payable, at the sole discretion of the Company, in the first quarter of year following the calendar year for which performance is measured). If you are eligible to receive a performance bonus, your performance bonus will be prorated for the length of time you are employed with Oscar in the applicable calendar year. The bonus will be payable only if you are employed at the time the Company makes the payment. You will not be eligible for a performance bonus for the year in which you join the Company if your employment at Oscar begins after September 30. The timing of bonus payments is subject to the Company’s sole discretion.

8.

Proprietary Information and Inventions Agreement. Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s standard Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

9. Severance Benefits.

(a)

General. If you are subject to an Involuntary Termination, then you will be entitled to the benefits described in this Section 7. However, this Section 7 will not apply unless you (i) have returned all Company property in your possession (subject to any exceptions set forth herein), and (ii) have resigned as a member of the boards of directors of the Company and all of its affiliates, to the extent applicable, and (iii) have executed a general release of all claims, excepting claims for which you have a private right of action under any applicable federal or state statute, including without limitation, civil rights or employment claims under state or federal law (e.g., Title VII of the 1964 Civil Rights Act and similar state law provision), statutory whistleblower claims, or claims for intentionally tortious conduct, that you may have against the Company and/or persons affiliated with the Company in their capacities as agents of the Company arising out of your employment with the Company and/or the termination thereof, and your not revoking such release. For avoidance of all doubt, in addition to the claims preserved above as against the Company, this provision preserves your rights as against individual persons affiliated with the Company and shall not release any claims against such individuals. The release shall be in the form reasonably acceptable to the Company and reasonably limited as set forth herein.

(b)

Salary Continuation. In the event that you are subject to an Involuntary Termination, the Company will continue to pay your base salary for a period of six months after your Separation. You will also be paid a reasonable pro-rata bonus for the year in which you are terminated. Your base salary will be paid at the rate in effect at the time of your Separation and in accordance with the Company’s standard payroll procedures.

(c)

Option Exercisability Extension. In addition, provided you are not terminated for Cause, as defined herein, upon the termination of your service, the Company will cause the Stock Option Agreement for the Option to be amended such that the Option will expire with respect to vested Option shares ten (10) years after the date on which the Option was granted by the Board of Directors or its Compensation Committee.

(d)

Option Vesting. In the event that you are subject to an Involuntary Termination before you have completed 12 months of continuous service, the vested percentage of the Option will be determined by dividing (i) half the number of months of continuous service between the Start Date and the date you cease providing service by (ii) 48 months.

10.

Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this letter agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company (other than you).

11. Tax Matters.

Withholding. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law.

Tax Advice. You are encouraged to obtain your own tax advice regarding your compensation from the Company. You agree that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or its Board of Directors related to tax liabilities arising from your compensation.

12.

Interpretation, Amendment and Enforcement. This letter agreement and Exhibit A supersede and replace any prior agreements, representations or understandings (whether written, oral, implied or otherwise) between you and the Company and constitute the complete agreement between you and the Company regarding the subject matter set forth herein. This letter agreement may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this letter agreement or arising out of, related to, or in any way connected with, this letter agreement, your employment with the Company or any other relationship between you and the Company (the “Disputes”) will be governed by New York law, excluding laws relating to conflicts or choice of law.

13.

Arbitration Agreement. The Company and you mutually agree that, except as otherwise provided in this Arbitration Agreement, any and all claims, disputes, or controversies, past, present, or future, between you and the Company arising out of or relating to your selection and application for employment, employment, and/or termination of employment, excepting any and all claims against the Company for which you have a private right of action under any applicable federal or state statute (including without limitation, civil rights or employment claims under state or federal law (e.g., Title VII of the 1964 Civil Rights Act and similar state law provision), statutory whistleblower claims), or claims for intentionally tortious conduct, will be decided by a single arbitrator in final and binding arbitration, and not by way of court or jury trial. Except as otherwise provided in this section, this Arbitration Agreement applies, without limitation, to claims based upon or related to breach of any alleged contract or covenant, fraud, negligence, breach of fiduciary duty, trade secrets, unfair competition, wages, compensation or any monies claimed to be owed, tort claims, common law claims, equitable claims, state statutes or regulations addressing the same or similar subject matters, and all other federal, state, or local legal claims. The Federal Arbitration Act applies to this Arbitration Agreement. The arbitration will be administered by the American Arbitration Association (“AAA”), under the then current Employment Arbitration Rules of the AAA (“AAA Rules”); provided however, that if there is a conflict between the AAA Rules and this Arbitration Agreement, this Arbitration Agreement shall govern. The Company and you agree to bring any claim or dispute in arbitration on an individual basis only, and not as a class or collective action, and there will be no right or authority for any claim or dispute to be brought, heard or arbitrated as a class or collective action (“Class Action Waiver”). Regardless of anything else in this Arbitration Agreement and/or the AAA Rules, or any amendments and/or modifications to those rules, any claim that all or part of the Class Action Waiver is invalid, unenforceable, unconscionable, void or voidable, may be determined only by a court of competent jurisdiction and not by an arbitrator.

The award issued by the arbitrator (which must be in writing and state the legal and factual bases for the award) may be entered in any court of competent jurisdiction. The arbitrator may award any remedy to which a party is entitled in their individual capacity under applicable law. The parties will pay the fees and costs of arbitration in accordance with applicable law and the AAA Rules. The Company will pay the costs of arbitration but each party will pay for its or her own attorneys’ fees, if any, but if any party prevails on a claim which affords the prevailing party attorneys’ fees, the arbitrator may award reasonable fees to the prevailing party as provided by law.

Notwithstanding the foregoing, the following claims are expressly excluded from arbitration: (i) Workers’ Compensation benefits, state disability insurance benefits or unemployment insurance benefits; (ii) disputes that an applicable federal statute expressly states cannot be arbitrated or subject to a pre-dispute arbitration agreement; and (iii) representative actions for civil penalties filed under the California Private Attorney General Act (“PAGA”) (but to the extent permitted by applicable law, any claim by you on your own behalf under PAGA to recover your unpaid wages must be arbitrated and is covered by this Arbitration Agreement); (iv) claims for which you have a private right of action under any applicable federal or state statute, or claims for intentionally tortious conduct, as described above; and (v) claims against individuals affiliated with the Company brought against them in their individual not corporate capacities. Additionally, nothing in this agreement to arbitrate prevents you from reporting to or filing a claim or charge with a governmental agency, including without limitation, the Equal Employment Opportunity Commission, U.S. Department of Labor, or law enforcement agencies, and nothing in this Arbitration Agreement prevents the investigation by a government agency of any report, claim or charge otherwise covered by this Arbitration Agreement. Both the Company and you may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy, but all determinations of final relief will be decided in arbitration, and the pursuit of temporary or preliminary injunctive relief shall not be deemed incompatible with or constitute a waiver of rights under this Arbitration Agreement.

This Arbitration Agreement survives the termination of your employment with the Company, and may only be modified or terminated by a writing signed by both you and the Company. If any provision of this Arbitration Agreement is adjudged to be invalid, unenforceable, unconscionable, void or voidable, in whole or in part, such adjudication will not affect the validity of the remainder of the Arbitration Agreement. All remaining provisions will remain in full force and effect.

14.	Definitions. The following terms have the meaning set forth below wherever they are used in this Offer Letter:

(a)

“Cause” shall mean the occurrence of any of the following circumstances: (i) gross negligence or willful misconduct by you (including any gross and willful breach of material Company policies or of material obligations to the Company), (ii) your indictment for, conviction of, or pleading guilty or nolo contendere to, a felony under the laws of the United States or any State thereof, (iii) your unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company or (iv) your failure to cooperate reasonably and in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested your reasonable and truthful cooperation; provided that, in the case of clauses (i), (iii) or (iv), you have received written notification from the Company describing the nature of the failure or breach constituting Cause in reasonable detail and you have not cured that failure or breach within 10 days following such notice (to the extent curable). For purposes of this Section 12(a), no action or inaction shall be treated as “willful” unless it is action or inaction committed or omitted in bad faith and with no reasonable belief it was in the interests of the Company.

(b)

“Change in Control” means (i) the consummation of a merger or consolidation of Mulberry with or into another entity; or (ii) the dissolution, liquidation or winding up of Mulberry. The foregoing notwithstanding, a merger or consolidation of Mulberry does not constitute a “Change in Control” if immediately after the merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of the continuing or surviving entity, will be owned by the persons who were Mulberry’s stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of Mulberry’s capital stock immediately prior to the merger or consolidation.

(c)	“Involuntary Termination” means either your (i) Termination Without Cause; or (b) Resignation for Good Reason.

(d)

“Resignation for Good Reason” means a Separation as a result of your resignation within 12 months after one of the following conditions has come into existence without your written consent: (i) a reduction in your base salary; (ii) a material diminution of your position, authority, duties or responsibilities; (iii) a relocation of your principal workplace (A) by more than 25 miles or (B) away from the Company’s headquarters or (iv) a material breach of this Agreement (including for the avoidance of doubt, failure to make the Option grants in violation of Section 4) or any equity agreement by the Company or any of its affiliates. A Resignation for Good Reason shall not be deemed to have occurred unless you give the Company written notice of the condition within 90 days after the condition comes into existence and the Company fails to remedy the condition within 30 days after receiving such written notice.

(e)	“Separation” means a “separation from service,” as defined in the regulations under Section 409A of the Internal Revenue Code, from the Company.

(f)

“Termination Without Cause” means a Separation as a result of a termination of your employment by the Company without Cause, provided you are willing and able to continue performing services within the meaning of Treasury Regulation 1.409A-1(n)(1).

* * * * *

We hope that you will accept our offer to join the Company. You may indicate your agreement with these terms and accept this offer by signing and dating both the enclosed duplicate original of this letter agreement and the enclosed Proprietary Information and Inventions Agreement and returning them to me. This offer, if not accepted, will expire at the close of business on June 28, 2019. As required by law, your employment with the Company is contingent upon your providing legal proof of your identity and authorization to work in the United States. Your employment is also contingent upon completion of an employment application, your starting work with the Company on the agreed upon date, and pending passing a background check, which may include a check of your credit history.

If you have any questions, please contact Kerry Van Voris at ####

Very truly yours,

Mulberry Management Corporation

By:	/s/ Mario Schlosser

Mario Schlosser

Title:	Chief Executive Officer

I have read and accept this employment offer:

/s/ Meghan Joyce
Signature of Meghan Joyce

Dated: 6/27/2019

Attachment

Exhibit A: Proprietary Information and Inventions Agreement

EMPLOYEE INVENTIONS AND PROPRIETARY INFORMATION AGREEMENT

The following agreement (the “Agreement”) between Mulberry Management Corporation, a Delaware corporation (the “Company”), and the individual identified on the signature page to this Agreement (“Employee” or “I”) is effective as of the first day of Employee’s employment by the Company and confirms and memorializes the agreement that (regardless of the execution date hereof) the Company and I have had since the commencement of my employment (which term, for purposes of this Agreement, shall be deemed to include any relationship of service to the Company that I may have had prior to actually becoming an employee). I acknowledge that this Agreement is a material part of the consideration for my employment or continued employment by the Company. In exchange for the foregoing and for other good and valuable consideration, including my access to and use of the Company’s Inventions (defined below) and Proprietary Information (defined below) for performance of my employment, training and/or receipt of certain other valuable consideration, the parties agree as follows:

1. No Conflicts. I have not made, and agree not to make, any agreement, oral or written, that is in conflict with this Agreement or my employment with the Company. I will not violate any agreement with, or the rights of, any third party. When acting within the scope of my employment (or otherwise on behalf of the Company), I will not use or disclose my own or any third party’s confidential information or intellectual property (collectively, “Restricted Materials”), except as expressly authorized by the Company in writing. Further, I have not retained anything containing or reflecting any confidential information or intellectual property of a prior employer or other third party, whether or not created by me.

2. Inventions.

a. Definitions. “Company Interest” means any of the Company’s current and reasonably anticipated business, research and development of which I am aware or should reasonably be aware upon the termination of my employment, as well as any product, service, other Invention or Intellectual Property Rights (defined below) that is sold, leased, used, licensed, provided, proposed, under consideration or under development by the Company. “Intellectual Property Rights” means any and all patent rights, copyright rights, trademark rights, mask work rights, trade secret rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world (including any application therefor and any rights to apply therefor, as well as all rights to pursue remedies for infringement or violation thereof). “Invention” means any idea, concept, discovery, learning, invention, development, research, technology, work of authorship, trade secret, software, firmware, content, audio-visual material, tool, process, technique, know-how, data, plan, device, apparatus, specification, design, prototype, circuit, layout, mask work, algorithm, program, code, documentation or other material or information, tangible or intangible, and all versions, modifications, enhancements and derivative works thereof, whether or not it may be patented, copyrighted, trademarked or otherwise protected.

b. Assignment. The Company shall own, and I hereby assign and agree to assign, all right, title and interest in and to all Inventions (including all Intellectual Property Rights therein, related thereto or embodied therein) that are collected, made, conceived, developed, reduced to practice or set out in any tangible medium of expression or otherwise created, in whole or in part (collectively “Created”), by me during the term of my employment with the Company that either (i) arise out of any use of the Company’s facilities, equipment, Proprietary Information or other assets (collectively “Company Assets”) or any research or other activity conducted by, for or under the direction of the Company (whether or not conducted (A) at the Company’s facilities; (B) during working hours or (C) using Company Assets), or (ii) are useful with or in or relate directly or indirectly to any Company Interest. I will promptly disclose and provide all of the foregoing Inventions (the “Assigned Inventions”) to the Company. However, the foregoing does not purport to assign to the Company (and Assigned Inventions shall not include) any Invention that: (1) by law (including, without limitation, the applicable statutory provision for my state of employment set forth in Appendix A, if any) I cannot be required to so assign; or (2) otherwise meets all of the following requirements: (I) the Invention is Created entirely on my own time; (II) the Invention is Created entirely without use of any Company Assets and (III) the Invention is not useful with or related to any Company Interest. In the event that I believe any Invention Created by me during the term of my employment is not within the definition of Assigned Inventions, unless so doing would be unreasonable given the circumstances, I will nevertheless disclose it to the Company so that the Company may make its assessment.

c. Assurances. I hereby make and agree to make all assignments to the Company necessary to effectuate and accomplish the Company’s ownership in and to all Assigned Inventions. I will further assist the Company, at its expense, to evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint the Company and its officers as my agents and attorneys-in-fact, coupled with an interest, to act for and on my behalf to execute and file any document and to perform all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me.

d. Other Inventions. If (i) I use or disclose any Restricted Materials when acting within the scope of my employment (or otherwise to or on behalf of the Company) or (ii) any Assigned Invention cannot be fully made, used, reproduced, sold, distributed, modified, commercialized or otherwise exploited (collectively, “Exploited”) without using, misappropriating, infringing or violating any Restricted Materials, I hereby grant and agree to grant to the Company a perpetual, irrevocable, worldwide, fully paid-up, royalty-free, non-exclusive, assignable, transferable, sublicensable right and license to use, disclose, fully Exploit and exercise all rights in such Restricted Materials and all Intellectual Property Rights embodied therein or related thereto. I will not use or disclose any Restricted Materials for which I am not fully authorized to grant the foregoing license.

e. Moral Rights. To the extent allowed by applicable law, the terms of this Section 2 include all rights of paternity, integrity, disclosure, withdrawal and any other rights that may be known or referred to as moral rights, artist’s rights, droit moral or the like (collectively, “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company, and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratification, consent or agreement from time to time as requested by the Company. Furthermore, I agree that notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world and without any further compensation, the Company may and is hereby authorized to use my name, likeness and voice in connection with promotion of its business, products and services, and to allow others to do the same.

3. Proprietary Information.

a. Definition; Restrictions on Use. I agree that all Assigned Inventions (and all other financial, business, legal and technical information concerning any Company Interest that that I develop, learn or obtain during my employment or that are received by or for the Company in confidence constitute “Proprietary Information.” I will hold in strict confidence and not directly or indirectly disclose or use any Proprietary Information, except as required within the scope of my employment. My obligation of nondisclosure and nonuse of Proprietary Information under this Section shall cease if the information becomes available to the public by a reasonably diligent search through no fault of mine (including breach of this Agreement) or, if a court requires a shorter duration, then the maximum time allowable by law will control. Furthermore, I understand that this Agreement does not affect my immunity under 18 USC Sections 1833(b) (1) or (2), which read as follows:

(1)

An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(2)

An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

b.

Upon Termination. Upon termination of my employment (for any or no reason, whether voluntary or involuntary), I will promptly identify and, as directed by the Company, destroy, delete or return to the Company all items containing or embodying Proprietary Information (including all original or copies of content, whether in electronic or hard-copy form), except that I may keep my personal copies of (i) my compensation records; (ii) materials distributed to shareholders generally; (iii) this Agreement or (iv) as permitted by law in the context of pending, threatened, contemplated or potential regulatory or legal disputes.

c. Company Systems. I also recognize and agree that I have no expectation of privacy with respect to the Company’s networks, telecommunications systems or information processing systems (including, without limitation, stored computer files, email messages and voicemail messages or other devices (including personal devices)) in which Company Proprietary Information resides, is stored or is passed through (“Company Systems”), and in order to ensure compliance with work rules and safety concerns, the Company or its agents may monitor, at any time and without further notice to me, any Company Systems and any of my activity, files or messages on or using any Company Systems, regardless of whether such activity occurs on equipment owned by me or the Company. I further agree that any property situated on the Company’s premises and owned, leased or otherwise possessed by the Company, including computers, computer files, email, voicemail, storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. I understand and acknowledge that (A) any such searches or monitoring efforts are not formal accusations of wrongdoing but rather part of the procedure of an investigation and (B) refusal to consent to such a search may be grounds for discipline.

4. Restricted Activities. For the purposes of this Section 4, the term “the Company” includes the Company and all other persons or entities that control, are controlled by or are under common control with the Company (“Affiliates”) and for whom Employee performed responsibilities, or about whom Employee has Proprietary Information.

a. Definitions. “Any Capacity” includes, without limitation, to (i) be an owner, founder, shareholder, partner, member, advisor, director, consultant, contractor, agent, employee, affiliate, or co-venturer, (ii) otherwise invest, engage or participate in, (iii) be compensated by, or (iv) prepare to be or do any of the foregoing or assist any third party to do so in anticipation of being or doing any of the foregoing under (i), (ii), or (iii) upon the expiration of any restrictive periods described herein; provided, Any Capacity, will not include being a holder of less than two percent (2%) of the outstanding equity of a public company or nonpublic company through investments in mutual funds, private equity funds or hedge funds or similar passive investment vehicles. “Business Partner” means any past (i.e., within the twelve (12) months preceding Employee’s termination from the Company), present or prospective (i.e., actively pursued by the Company within the twelve (12) months preceding Employee’s termination from the Company) customer, vendor, supplier, distributor or other business partner of the Company with whom Employee comes into contact during Employee’s employment with the Company or about whom Employee had knowledge by reason of Employee’s relationship with the Company or because of Employee’s access to Proprietary Information. “Cause” means to recruit, employ, retain or otherwise solicit, induce or influence, or to attempt to do so (provided that if I am a resident of California, “Cause” means to recruit, or otherwise solicit, induce or influence, or to attempt to do so). “Solicit”, with respect to Business Partners, means to (A) service, take orders from or solicit the business or patronage of any Business Partner for Employee or any other person or entity, (B) divert, entice or otherwise take away from the Company the business or patronage of any Business Partner, or to attempt to do so, or (C) solicit, induce or encourage any Business Partner to terminate or reduce its relationship with the Company.

b. Acknowledgments.

i. I acknowledge and agree that (A) the Company’s business is highly competitive; (B) secrecy of the Proprietary Information is of the utmost importance to the Company, and I will learn and use Proprietary Information in the course of performing my work for the Company and (C) my position may require me to establish goodwill with Business Partners and employees on behalf of the Company and such goodwill is extremely important to the Company’s success, and the Company has made substantial investments to develop its business interests and goodwill.

ii. I agree that the limitations as to time, geographical area and scope of activity to be restrained in this Section 4 are coextensive with the Company’s footprint and my performance of responsibilities for the Company and are therefore reasonable and not greater than necessary to protect the goodwill or other business interests of the Company. I further agree that such investments are worthy of protection and that the Company’s need for protection afforded by this Section 4 is greater than any hardship I may experience by complying with its terms.

iii. I acknowledge that a material violation of or attempted violation of the agreements in this Section 4 will cause irreparable damage to the Company or its Affiliates, and may, upon the finding of such circumstances, I therefore agree that the Company shall be entitled as a matter of right to an injunction entered by a court of competent jurisdiction, restraining any violation or further violation of such agreements by me or others acting on my behalf. The Company’s right to seek injunctive relief shall be cumulative and in addition to any other remedies provided by law or equity.

iv. Although the parties believe that the limitations as to time, geographical area and scope of activity contained herein are reasonable and do not impose a greater restraint than necessary to protect the goodwill or other business interests of the Company, if it is judicially determined otherwise, the limitations shall be reformed to the extent necessary to make them reasonable and not to impose a restraint that is greater than necessary to protect the goodwill or other business interests of the Company.

v. In any such case, the Company and I agree that the remaining provisions of this Section 4 shall be valid and binding as though any invalid or unenforceable provision had not been included.

c. As an Employee. During my employment with the Company, I will not willfully: (i) Cause any person to cease or reduce their services (as an employee or otherwise) to the Company (other than terminating subordinate employees in the course of my duties for the Company); (ii) Solicit any Business Partner; (iii) act in any capacity in or with respect to any commercial activity which competes, or is reasonably likely to compete, with any business that the Company conducts, proposes to conduct or demonstrably anticipates conducting, at any time during my employment with the Company where I am aware or reasonably should be aware of such activities or plans; or (iv) enter into in an employment, consulting or other similar relationship with another person or entity that requires a significant time commitment without the prior written consent of the Company.

d. After Termination. For the period of twelve (12) months immediately following my termination of employment with the Company (for any or no reason, whether voluntary or involuntary), I will not intentionally (either directly or indirectly) engage in conduct that is reasonably likely to or intended to: (i) Cause any person to cease or reduce their services (as an employee or otherwise) to the Company; or (ii) unless I am a resident of California (A) Solicit any Business Partner or (B) act in Any Capacity in or with respect to any Competing Business located within the State of New York, the rest of the United States, or anywhere else in the world. The foregoing timeframes shall be increased by the period of time beginning from the commencement of any violation of the foregoing provisions until such time as I have cured such violation. For purposes of this Section (d), the term “Competing Business” shall be restricted to the following entities and their known affiliates or subsidiaries: Devoted Health, Inc.; Bright Health Management, Inc.; Clover Health, Centene Corporation, Molina Healthcare, Inc.; Humana Inc.;

United HealthCare Services, Inc.; Cigna Corporation, CVS Health Corporation, Aetna Inc.; Anthem, Inc.; (including Empire Blue Cross/Blue Shield and Horizon); Health Care Service Corporation, Highmark Inc.; EmblemHealth and AmeriHealth.

5. Employment Not For A Defined Term. The Company and I agree that the terms of my Employment are set out in my offer letter dated June 20, 2019 and executed by the Parties. While certain terms of my employment are thus established by the offer letter, I agree that this Agreement is not an employment contract for any particular term. I have the right to resign and the Company has the right to terminate my employment at will, at any time, for any or no reason, with or without cause. This Agreement does not purport to set forth all of the terms and conditions of my employment, and as an employee of the Company, and the Company and I agree that I have rights and obligations to the Company which are not described in this Agreement. However, the terms of this Agreement govern over any such terms that are inconsistent with this Agreement, and supersede the terms of any similar form that I may have previously signed. This Agreement can only be changed by a subsequent written agreement signed by the Chief Executive Officer or President of the Company, or an officer designee authorized in writing by the foregoing or the Company’s Board of Directors.

6. Survival. I agree that any change or changes in my employment title, duties, compensation, or equity interest after the signing of this Agreement shall not affect the validity or scope of this Agreement. I agree that the terms of this Agreement, and any obligations I have hereunder, shall continue in effect after termination of my employment, regardless of the reason, and whether such termination is voluntary or involuntary, and that the Company is entitled to communicate my obligations under this Agreement to any of my potential or future employers. I agree that, consistent with what is reasonable, given the passage of time and the nature of any potential future employment, I will provide a copy of this Agreement to any potential or future employers of mine, so that they are aware of my obligations hereunder. This Agreement, and any obligations I have hereunder, also shall be binding upon my heirs, executors, assigns and administrators, and shall inure to the benefit of the Company, its Affiliates, successors and assigns. This Agreement and any rights and obligations of the Company hereunder may be freely assigned and transferred by the Company, in whole or part, to any third party.

7. Miscellaneous. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof. Any legal action or proceeding relating to this Agreement shall be brought exclusively in the state or federal courts located in or with jurisdiction over New York, and each party consents to the jurisdiction thereof; however, the Company may seek injunctive relief and specific performance in any court of competent jurisdiction. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. Unless expressly provided otherwise, each right and remedy in this Agreement is in addition to any other right or remedy, at law or in equity, and the exercise of one right or remedy will not be deemed a waiver of any other right or remedy. If one or more provisions of this Agreement is held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable. I acknowledge and agree that any breach or threatened breach of this Agreement will cause irreparable harm to the Company for which damages would not be an adequate remedy, and, therefore, the Company is entitled to injunctive relief with respect thereto (without the necessity of posting any bond) in addition to any other remedies.

[Signature Page Follows]

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, WITH THE UNDERSTANDING THAT I EITHER (1) HAVE RETAINED A COPY OF THIS AGREEMENT OR (2) MAY REQUEST A COPY OF THIS AGREEMENT FROM THE COMPANY AT ANY TIME.

MULBERRY MANAGEMENT CORPORATION		EMPLOYEE

By:	/s/ Mario Schlosser	By:	/s/ Meghan Joyce
	Signature of Mario Schlosser		Signature of Meghan Joyce

Name:	Mario Schlosser	Name:	Meghan Joyce

Title:	CEO	Address:	####

Dated:	6/27/2019		####

		Dated:	6/27/2019

Appendix A

If I am employed by the Company in the State of California, the following provision applies:

California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for his employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

If I am employed by the Company in the State of Delaware, the following provision applies:

Delaware Code, Title 19, § 805

Employee’s right to certain inventions.

Any provision in an employment agreement which provides that the employee shall assign or offer to assign any of the employee’s rights in an invention to the employee’s employer shall not apply to an invention that the employee developed entirely on the employee’s own time without using the employer’s equipment, supplies, facility or trade secret information, except for those inventions that: (i) relate to the employer’s business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and is unenforceable. An employer may not require a provision of an employment agreement made unenforceable under this section as a condition of employment or continued employment.

If I am employed by the Company in the State of Illinois, the following provision applies:

Illinois Compiled Statutes Chapter 765, Section 1060/2.

Sec. 2. Employee rights to inventions—conditions. (1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this State and is to that extent void and unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this subsection.

(2) An employer shall not require a provision made void and unenforceable by subsection (1) of this Section as a condition of employment or continuing employment. This Act shall not preempt existing common law applicable to any shop rights of employers with respect to employees who have not signed an employment agreement.

(3) If an employment agreement entered into after January 1, 1984, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

If I am employed by the Company in the State of Kansas, the following provision applies:

Chapter 44.—LABOR AND INDUSTRIES

Article 1.—PROTECTION OF EMPLOYEES

44-130. Employment agreements assigning employee rights in inventions to employer; restrictions; certain provisions void; notice and disclosure. (a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facilities or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:

(1) The invention relates to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or

(2) the invention results from any work performed by the employee for the employer.

(b) Any provision in an employment agreement which purports to apply to an invention which it is prohibited from applying to under subsection (a), is to that extent against the public policy of this state and is to that extent void and unenforceable. No employer shall require a provision made void and unenforceable by this section as a condition of employment or continuing employment.

(c) If an employment agreement contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer shall provide, at the time the agreement is made, a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless:

(1) The invention relates directly to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or

(2) the invention results from any work performed by the employee for the employer.

(d) Even though the employee meets the burden of proving the conditions specified in this section, the employee shall disclose, at the time of employment or thereafter, all inventions being developed by the employee, for the purpose of determining employer and employee rights in an invention.

If I am employed by the Company in the State of Minnesota, the following provision applies:

Minnesota Statute Section 181.78. Subdivision 1.

Inventions not related to employment. Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer’s actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

If I am employed by the Company in the State of North Carolina, the following provision applies:

North Carolina General Statutes Section 66-57.1.

EMPLOYEE’S RIGHT TO CERTAIN INVENTIONS

Any provision in an employment agreement which provides that the employees shall assign or offer to assign any of his rights in an invention to his employer shall not apply to an invention that the employee developed entirely on his own time without using the employer’s equipment, supplies, facility or trade secret information except for those inventions that (i) relate to the employer’s business or actual or demonstrably anticipated research or development, or (ii) result from any work performed by the employee for the employer. To the extent a provision in an employment agreement purports to apply to the type of invention described, it is against the public policy of this State and in unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this section.

If I am employed by the Company in the State of Utah, the following provision applies:

Utah Code, §§ 34-39-2 and 34-39-3

34-39-2. Definitions.

As used in this chapter:

(1) “Employment invention” means any invention or part thereof conceived, developed, reduced to practice, or created by an employee which is:

(a) conceived, developed, reduced to practice, or created by the employee:

(1) within the scope of his employment;

(ii) on his employer’s time; or

(iii) with the aid, assistance, or use of any of his employer’s property, equipment, facilities, supplies, resources, or intellectual property;

(b) the result of any work, services, or duties performed by an employee for his employer;

(c) related to the industry or trade of the employer; or

(d) related to the current or demonstrably anticipated business, research, or development of the employer.

(2) “Intellectual property” means any and all patents, trade secrets, know-how, technology, confidential information, ideas, copyrights, trademarks, and service marks and any and all rights, applications, and registrations relating to them.

34-39-3. Scope of act — When agreements between an employee and employer are enforceable or unenforceable with respect to employment inventions — Exceptions.

(1) An employment agreement between an employee and his employer is not enforceable against the employee to the extent that the agreement requires the employee to assign or license, or to offer to assign or license, to the employer any right or intellectual property in or to an invention that is:

(a) created by the employee entirely on his own time; and

(b) not an employment invention.

(2) An agreement between an employee and his employer may require the employee to assign or license, or to offer to assign or license, to his employer any or all of his rights and intellectual property in or to an employment invention.

(3) Subsection (1) does not apply to:

(a) any right, intellectual property or invention that is required by law or by contract between the employer and the United States government or a state or local government to be assigned or licensed to the United States; or

(b) an agreement between an employee and his employer which is not an employment agreement.

(4) Notwithstanding Subsection (1), an agreement is enforceable under Subsection (1) if the employee’s employment or continuation of employment is not conditioned on the employee’s acceptance of such agreement and the employee receives a consideration under such agreement which is not compensation for employment.

(5) Employment of the employee or the continuation of his employment is sufficient consideration to support the enforceability of an agreement under Subsection (2) whether or not the agreement recites such consideration.

(6) An employer may require his employees to agree to an agreement within the scope of Subsection (2) as a condition of employment or the continuation of employment.

(7) An employer may not require his employees to agree to anything unenforceable under Subsection (1) as a condition of employment or the continuation of employment.

(8) Nothing in this chapter invalidates or renders unenforceable any employment agreement or provisions of an employment agreement unrelated to employment inventions.

If I am employed by the Company in the State of Washington, the following provision applies:

TITLE 49. LABOR REGULATIONS

CHAPTER 49.44. VIOLATIONS — PROHIBITED PRACTICES

(i) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.

(ii) An employer shall not require a provision made void and unenforceable by subsection (1) of this section as a condition of employment or continuing employment.

(iii) If an employment agreement entered into after September 1, 1979, contains a provision requiring the employee to assign any of the employee’s rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless (a) the invention relates (i) directly to the business of the employer, or (ii) to the employer’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employee for the employer.

1. Employer Information

Name:

Mulberry Management Corporation

Doing Business As (DBA)

Name(s): N/A

FEIN (optional):

Physical Address:

295 Lafayette Street

6th Floor

New York, NY 10012

Mailing Address:

295 Lafayette Street

6th Floor

New York, NY 10012

Phone: 855-672-2755

The employee must receive a signed copy of this form. The employer must keep the original for 6 years.

2. Employee’s pay rate(s): State if pay is

based on an hourly, salary, day rate, piece rate, or other basis. $$11,538.46 per week

(Employees usually must be paid on a salary basis to be exempt.)

The employee acknowledges that his/her salary is compensation for all hours worked in the work week.

3. Regular payday: The 15th and last day of every month; in the event that the 15th or last day fall on a weekend, payment will be made on the closest weekday prior.

4. Pay is:

☒ Weekly

☒ Bi-weekly

☐ Other—semi-monthly

5. Overtime Pay Rate:

The employee acknowledges that he/she is exempt from overtime.

6. Employee Acknowledgement:

On this day, I received

notice of my pay rate and designated payday. I told my employer what my primary language is.

I acknowledge that my compensation is subject to change. I further acknowledge that nothing in this notice shall constitute a contract for a specific term of employment.

Check one:

☒	I have been given this pay notice in English because it is my primary language.

Contact your Recruiter if English is not your primary language and you would like to receive this notice in your primary language.

Meghan Joyce
Employee Name (printed)

/s/ Meghan Joyce
Meghan Joyce Signature

6/27/2019
Date